CAPITAL/Page 1
Exhibit 99.3
UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
On September 10, 2010, subsidiaries of Capital Senior Living Corporation (the “Company” or “Capital”) acquired certain rights in the leasehold interests of 12 senior housing communities and certain related personal property from Signature Assisted Living of Texas, LLC (“Signature”) for net consideration of approximately $2.0 million, and simultaneously executed a new Master Lease Agreement with affiliates of Health Care REIT, Inc. (“HCN”) valued at $78.8 million, and executed a $25.8 million non-recourse note with HCN secured solely by the acquired leasehold interests. All funds for the transaction were provided by HCN and paid to Signature to terminate their previous leasehold interests and are non-recourse to the Company. The intent of the combination of the HCN note and lease was to achieve the same economic impact to the Company as a $104.6 million lease at current market rates. Therefore, the lease and note combined have been treated as one lease, which meets the requirements to be classified as an operating lease within the consolidated financial statements. The Master Lease Agreement has a term of 15 years with one 15-year renewal option beyond the initial lease term. The Master Lease Agreement is a “triple net” lease pursuant to which the Company pays all expenses of the properties except principal and interest on any mortgage debt of the properties. The Master Lease Agreement contains customary representations and warranties as well as affirmative and negative covenants and the lease payments are guaranteed by subsidiaries of the Company.
The unaudited pro forma combined statements of income for the six months ended June 30, 2010, and the year ended December 31, 2009, give effect to the transaction as if it had occurred on January 1, 2009. An unaudited pro forma combined balance sheet is not required since the acquisition has already been reflected in the Company’s historical balance sheet filed on Form 10-Q for the third quarter ended September 30, 2010, with the Securities and Exchange Commission on November 5, 2010.
The unaudited pro forma financial data was prepared from the Company’s audited historical consolidated financial statements included in its annual report filed on Form 10-K for the year ended December 31, 2009, the Company’s unaudited historical consolidated financial statements included in its Form 10-Q for the period ended June 30, 2010, Signature’s audited historical financial statements as of and for the year ended December 31, 2009, included in this Current Report on Form 8-K/A and Signature’s unaudited historical financial statements as of June 30, 2010, and should be read in conjunction with those financial statements.
The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and is not indicative of either future results of operations or results that might have been achieved if the transaction had been consummated as of the dates indicated.
The unaudited pro forma consolidated financial information is based upon currently available information and assumptions and estimates which we believe are reasonable. These assumptions and estimates, however, are subject to change. In our opinion, all adjustments have been made that are necessary to fairly present the pro forma information.

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UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
For the Six Months Ended June 30, 2010
(unaudited, in thousands, except per share data)

	Capital	Signature			Pro Forma
	June 30,	June 30,	Pro Forma		June 30,
	2010	2010	Adjustments		2010
Revenues:
Resident and health care revenue	$89,802	$13,242	$27	A	$103,071
Unaffiliated management services revenue	36	—	—		36
Affiliated management services revenue	1,207	—	—		1,207
Community reimbursement revenue	7,376	—	—		7,376

Total revenues	98,421	13,242	27		111,690
Expenses:
Operating expenses (exclusive of facility lease expense and depreciation and amortization expense shown below)	54,695	8,839	(104)	B	63,430
General and administrative expenses	5,755	—	—		5,755
Facility lease expense	14,307	3,339	1,185	C	18,831
Stock-based compensation expense	557	—	—		557
Depreciation and amortization	6,951	67	—		7,018
Management fees — related parties	—	923	(923)	D	—
Community reimbursement expense	7,376	—	—		7,376

Total expenses	89,641	13,168	158		102,967

Income(loss) from operations	8,780	74	(131)		8,723
Other income (expense):
Interest income	19	—	—		19
Interest expense	(5,625)	(97)	67	E	(5,655)
Gain on settlement of debt	684	—	—		684
Other income	17	21	—		38

Income(loss) before non-controlling interest and provision for income taxes	3,875	(2)	(64)		3,809
Net profit attributable to non-controlling interest	—	(121)	121	F	—
Provision for income taxes	(1,692)	—	(46)	G	(1,738)

Net income(loss)	$2,183	$(123)	$11		$2,071

Per share data:
Basic net income per share	$0.08				$0.08

Diluted net income per share	$0.08				$0.08

Weighted average shares outstanding — basic	26,558				26,558

Weighted average shares outstanding — diluted	26,654				26,654

See Notes to Unaudited Pro Forma Combined Financial Statements

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UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
For the Year Ended December 31, 2009
(unaudited, in thousands, except per share data)

	Capital	Signature			Pro Forma
	December 31,	December 31,	Pro Forma		December 31,
	2009	2009	Adjustments		2009
Revenues:
Resident and health care revenue	$171,194	$22,745	$(102)	A	$193,837
Unaffiliated management services revenue	72	—	—		72
Affiliated management services revenue	2,698	—	—		2,698
Community reimbursement revenue	18,027	—	—		18,027

Total revenues	191,991	22,745	(102)		214,634
Expenses:
Operating expenses (exclusive of facility lease expense and depreciation and amortization expense shown below)	104,790	12,842	(93)	H	117,539
General and administrative expenses	11,883	—	134	I	12,017
Facility lease expense	25,872	5,627	3,113	J	34,612
Provision for bad debts	344	—	—		344
Stock-based compensation expense	1,201	—	—		1,201
Depreciation and amortization	13,262	119	—		13,381
Management fees — related parties	—	1,587	(1,587)	D	—
Community reimbursement expense	18,027	—	—		18,027

Total expenses	175,379	20,175	1,567		197,121

Income(loss) from operations	16,612	2,570	(1,669)		17,513
Other income (expense):
Interest income	67	12	—		79
Interest expense	(11,819)	(94)	61	E	(11,852)
Other income	107	—	—		107

Income(loss) before non-controlling interest and provision for income taxes	4,967	2,488	(1,608)		5,847
Net profit attributable to non-controlling interest	—	(231)	231	F	—
Provision for income taxes	(2,208)	—	(406)	K	(2,614)

Net income(loss)	$2,759	$2,257	$(1,783)		$3,233

Per share data:
Basic net income per share	$0.10				$0.12

Diluted net income per share	$0.10				$0.12

Weighted average shares outstanding — basic	26,257				26,257

Weighted average shares outstanding — diluted	26,356				26,356

See Notes to Unaudited Pro Forma Combined Financial Statements

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NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
1. Basis of Pro Forma Presentation
Capital Senior Living Acquisition, LLC, a wholly owned subsidiary of Capital Senior Living Corporation (the “Company”), entered into an Asset Purchase Agreement, dated as of June 25, 2010 (the “Asset Purchase Agreement”), with Signature Assisted Living of Texas, LLC (“Signature”) to acquire the leasehold interests in 12 senior housing communities and certain related personal property from Signature (the “Signature Transaction”). On September 10, 2010, the Company completed the Signature Transaction pursuant to the terms of the Asset Purchase Agreement for $25.8 million. Simultaneously with closing the Signature Transaction, the Company executed a Master Lease Agreement with affiliates of HCN for the 12 communities (the “Master Lease Agreement”) valued at $78.8 million. The Master Lease Agreement has a term of 15 years with one 15-year renewal option beyond the initial lease term. The initial lease rate is 8.5% and is subject to certain conditional escalation clauses. The Company has accounted for this lease as an operating lease. The Asset Purchase Agreement was funded by HCN with the intent to result in the same economic impact to the Company as a $104.6 million lease at current market rates. The $25.8 million funding provided by HCN for the transaction is non-recourse to the Company with identical terms as the Master Lease and includes a lease incentive to act as an agent in acquiring and terminating the leasehold interests of Signature. Therefore, a principal obligation has not been recorded by the Company within its consolidated financial statements. As a result of this transaction, the Company recorded within its consolidated Balance Sheet the assets acquired and retained, which will be amortized over their respective useful lives and a corresponding lease incentive within “Other Long-Term Liabilities”, the future benefit of which will be amortized over the initial lease term as a reduction in “Facility Lease Expense”. The current estimate of the lease intangibles acquired and retained and the corresponding lease incentive is $2.0 million and is subject to final valuation adjustments. Additionally, the Company incurred $0.6 million in lease transaction costs of which $0.4 million have been deferred and are being amortized within the Company’s Statement of Income over the initial 15-year lease term. The Master Lease Agreement is a “triple net” lease pursuant to which the Company pays all expenses of the properties except principal and interest on any mortgage debt of the properties. The Master Lease Agreement contains customary representations and warranties as well as affirmative and negative covenants and the lease payments are guaranteed by subsidiaries of the Company.
The Unaudited Pro Forma Combined Financial Statements and explanatory notes give effect to the combination of the Company and Signature. The acquisition of the Signature leasehold interests by the Company will be accounted for as a purchase business combination as defined in Accounting Standards Codification, ASC 805, Business Combinations.
The unaudited pro forma combined statements of income for the six months ended June 30, 2010, and the year ended December 31, 2009, give effect to the transaction as if it had occurred on January 1, 2009. An unaudited pro forma combined balance sheet is not required since the acquisition has already been reflected in the Company’s historical balance sheet filed on Form 10-Q for the third quarter ended September 30, 2010, with the Securities and Exchange Commission on November 5, 2010.
The unaudited pro forma condensed combined financial statements are based on the historical financial statements of the Company and Signature after giving effect to the acquisition, as well as the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined financial statements are not intended to represent or be indicative of the consolidated results of operations or financial position of the Company and Signature that would have been reported had the acquisition been completed as of the dates presented, and should not be taken as representative of the future consolidated results of operations or financial position of the Company and Signature.
This information should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial statements, the historical consolidated financial statements and accompanying notes of the Company’s annual report filed on Form 10-K for the year ended December 31, 2009, the quarterly report on Form 10-Q for the quarter ended June 30, 2010, and the financial statements of Signature included as Exhibit 99.1 in this Current Report on Form 8-K/A.

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2. Preliminary Purchase Price Allocation
The purchase price is allocated to the Signature intangible assets acquired based on the estimated fair value as of the acquisition date. The purchase price has been fully allocated on a preliminary basis as an intangible asset to in-place leases. The preliminary purchase price and related allocation is dependent upon the finalization of the closing balance sheet of Signature and the finalization of the independent valuation of the acquired intangible assets and certain other assets. Any adjustments to the closing balance sheet or fair value of the net assets acquired of Signature will change the amount of the purchase price allocable to the intangible assets acquired. Final purchase accounting adjustments may therefore differ from the pro forma adjustments presented here.
3. Pro Forma Adjustments
The following pro forma adjustments are included in the unaudited pro forma combined financial statements:
(A) To defer Signature’s community fees and recognize in accordance with the Company’s policy.
(B) To reclassify amounts expensed by Signature for the Texas Margin Tax to Provision for income taxes. Included within Signature’s operating expenses are transaction costs totaling $1.1 million associated with opening new communities. Transaction costs are non-recurring expenses.
(C) To adjust for the incremental change in the lease rate of $1.2 million for operation of 12 communities and deferred lease cost amortization of $13,600 offset by lease incentive amortization of ($67,000).
(D) To eliminate related party management fees which would be removed by the Company in consolidation. Overhead costs associated with operating the Signature communities are included as a component of Signature’s operating expenses.
(E) To eliminate interest expense associated with related party notes payable. The Signature related party notes were not assumed by the Company in the acquisition.
(F) To eliminate the Signature non-controlling interest. The Signature non-controlling interest was not assumed by the Company in the acquisition.
(G) To record income tax benefit of ($58,000) offset by reclassification of Texas Margin Tax from operating expenses of $103,500. Federal taxes are being provided for at the effective rate of the Company at June 30, 2010.
(H) To include transaction costs incurred by the Company of $69,000 and reclassify amounts expensed by Signature for the Texas Margin Tax to Provision for income taxes of ($162,000). Included within Signature’s operating expenses are transaction costs totaling $57,000 associated with opening new communities. Transaction costs are non-recurring expenses.
(I) To include transaction costs incurred by the Company of $134,000. Transaction costs are non-recurring expenses associated with the acquisition.
(J) To reflect the incremental amortization expense related to identifiable intangible assets acquired of $2 million, adjust for the incremental change in lease rate of $1.2 million for operation of 10 communities and deferred lease cost amortization of $27,000 offset by lease incentive amortization of ($133,000).
(K) To record a provision for income taxes of $244,000 and reclassification of Texas Margin Tax from operating expenses of $162,000. Federal taxes are being provided for at the effective rate of the Company at December 31, 2009.